                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant |X|

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Section 240.14a-12

                                  netGuru, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X| No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:
          ______________________________________________________________________

      (2) Aggregate number of securities to which transaction applies:
          ______________________________________________________________________

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
          ______________________________________________________________________

      (4) Proposed maximum aggregate value of transaction:
          ______________________________________________________________________

      (5) Total fee paid:
          ______________________________________________________________________

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:
          ______________________________________________________________________

      (2) Form, Schedule or Registration Statement No.:
          ______________________________________________________________________

      (3)  Filing Party:
          ______________________________________________________________________

      (4)  Date Filed:
          ______________________________________________________________________

                                  NETGURU, INC.
                            22700 SAVI RANCH PARKWAY
                          YORBA LINDA, CALIFORNIA 92887

                                October 10, 2003

To Our Stockholders:

         You are cordially invited to attend the 2003 annual meeting of stockholders of netGuru, Inc., which will be held at 10:00 a.m. on November 13, 2003, at our executive offices located at 22700 Savi Ranch Parkway, Yorba Linda, California 92887. All holders of our outstanding common stock as of the close of business on September 30, 2003 are entitled to vote at the annual meeting.

         Enclosed are a copy of the notice of annual meeting of stockholders, a proxy statement and a proxy card. A current report on our business operations will be presented at the meeting, and stockholders will have an opportunity to ask questions.

         We hope you will be able to attend the annual meeting. Whether or not you expect to attend, it is important that you complete, sign, date and return the proxy card in the enclosed envelope in order to make certain that your shares will be represented at the annual meeting.

                                             Sincerely,

                                             /s/ Amrit K. Das

                                             Amrit K. Das
                                             Chief Executive Officer

                                  NETGURU, INC.
                            22700 SAVI RANCH PARKWAY
                          YORBA LINDA, CALIFORNIA 92887
                                 ______________

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON NOVEMBER 13, 2003
                                 ______________

         NOTICE IS HEREBY GIVEN that the 2003 annual meeting of stockholders of netGuru, Inc. will be held at 10:00 a.m. local time, on November 13, 2003, at our executive offices located at 22700 Savi Ranch Parkway, Yorba Linda, California 92887, for the following purposes:

         1.       To elect five directors to our board of directors;

         2.       To ratify and approve the adoption of our 2003 Stock Option
                  Plan;

         3. To ratify the appointment of KPMG LLP, independent auditors, to audit our consolidated financial statements for the fiscal year beginning April 1, 2003; and

         4. To transact such other business as may properly come before the annual meeting or any adjournments or postponements of the meeting.

         Our board of directors has fixed the close of business on September 30, 2003, as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting. Only holders of our common stock at the close of business on the record date are entitled to vote at the meeting.

         A list of stockholders entitled to vote at the meeting will be available for inspection at our executive offices. Stockholders attending the meeting whose shares are held in the name of a broker or other nominee should bring with them a proxy or letter from that firm confirming their ownership of shares.

                                              By Order of the Board of Directors

                                              /s/ Amrit K. Das

                                              Amrit K. Das
                                              Chief Executive Officer

Yorba Linda, California
October 10, 2003

                             YOUR VOTE IS IMPORTANT

         YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. HOWEVER, EVEN IF YOU DO PLAN TO ATTEND, PLEASE PROMPTLY FILL IN, DATE, SIGN AND MAIL THE ENCLOSED PROXY IN THE RETURN ENVELOPE FURNISHED FOR THAT PURPOSE AS PROMPTLY AS POSSIBLE. RETURNING A SIGNED PROXY CARD WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE MEETING, IF YOU SO DESIRE, BUT WILL HELP US SECURE A QUORUM AND REDUCE THE EXPENSE OF ADDITIONAL PROXY SOLICITATION. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Introduction................................................................  1

Proposal 1 - Election of Directors..........................................  4

Proposal 2 - Ratification and Approval of 2003 Stock Option Plan............ 19

Proposal 3 - Ratification of Appointment of Independent Auditors............ 22

Other Matters............................................................... 23

Annual Report on Form 10-KSB................................................ 23

Stockholder Proposals....................................................... 23

Appendix A - 2003 Stock Option Plan......................................... 24

                                  NETGURU, INC.
                            22700 SAVI RANCH PARKWAY.
                          YORBA LINDA, CALIFORNIA 92887

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON NOVEMBER 13, 2003
                                 ______________

                                  INTRODUCTION

DATE, TIME, PLACE AND PURPOSE

         This proxy statement is being furnished to holders of common stock of netGuru, Inc., a Delaware corporation, in connection with the solicitation of proxies by our board of directors for use at the 2003 annual meeting of our stockholders to be held at 10:00 a.m. local time on November 13, 2003, at our executive offices located at 22700 Savi Ranch Parkway, Yorba Linda, California 92887, and at any adjournments or postponements of the meeting. At the annual meeting, stockholders will be asked to consider and vote upon the proposals described in the accompanying notice of meeting and any other matters that may properly come before the meeting. We anticipate that this proxy statement and accompanying proxy card will first be mailed on or about October 23, 2003 to all stockholders entitled to vote at the annual meeting.

VOTING RIGHTS AND VOTES REQUIRED FOR APPROVAL

         We have one class of capital stock outstanding, common stock. At the close of business on September 30, 2003, the record date for determining stockholders entitled to notice of and to vote at the annual meeting, we had issued and outstanding 17,357,154 shares of common stock held by 172 holders of record. Each share of common stock entitles the holder of that share to one vote on any matter coming before the annual meeting and any adjournments or postponements of the annual meeting.

         Under Delaware law and our bylaws, a majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum at a meeting of stockholders. Shares of our common stock represented in person or by proxy (regardless of whether the proxy has authority to vote on all matters), as well as abstentions and broker non-votes, will be counted for purposes of determining whether a quorum is present at the meeting.

         An "abstention" is the voluntary act of not voting by a stockholder who is present at a meeting and entitled to vote. "Broker non-votes" are shares of voting stock held in record name by brokers and nominees concerning which: (i) instructions have not been received from the beneficial owners or persons entitled to vote; (ii) the broker or nominee does not have discretionary voting power under applicable rules or the instrument under which it serves in such capacity; or (iii) the record holder has indicated on the proxy or has executed a proxy and otherwise notified us that it does not have authority to vote such shares on that matter.

         Votes cast at the meeting will be tabulated by the person or persons appointed by us to act as inspectors of election for the meeting. Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors, which means that the five candidates receiving the highest number of affirmative votes of the shares entitled to be voted for them will be elected. In all matters other than the election of directors, unless otherwise expressly provided by applicable statute or by our certificate of incorporation or bylaws, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the proposal will constitute the act of the stockholders.

         On proposals such as proposals 2 and 3, which require for approval the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the proposal, abstentions but not broker non-votes will be treated as shares present and entitled to vote on the proposal. Applying that standard, an abstention will be counted as a vote "against" the proposal, and a broker non-vote will reduce the absolute number (although not the percentage) of the affirmative votes needed for approval of the proposal. However, broker non-votes will be treated as shares present and entitled to vote on any other proposals that are properly brought before the meeting if applicable statutes or our certificate of incorporation or bylaws require for approval of the proposals the affirmative vote of a majority of the outstanding shares.

SOLICITATION OF PROXIES

         The proxy card accompanying this proxy statement is solicited on behalf of our board of directors for use at the meeting. Stockholders are requested to complete, date and sign the accompanying proxy card and promptly return it in the accompanying envelope or otherwise mail it to us. All proxies that are properly executed and returned, and that are not revoked, will be voted at the meeting in accordance with the instructions indicated on the proxies or, if no direction is indicated, "for" each of the proposals described on the proxy card.

         A stockholder who has given a proxy may revoke it at any time before it is exercised at the meeting, by:

         o delivering to our secretary (by any means, including facsimile), a written notice, bearing a date later than the date of the proxy, stating that the proxy is revoked;

         o signing and delivering to our secretary (by any means, including facsimile) a proxy relating to the same shares and bearing a later date prior to the vote at the meeting; or

         o attending the meeting and voting in person (although attendance at the meeting will not, by itself, revoke a proxy).

         Our board of directors does not presently intend to bring any business before the meeting of our stockholders other than the proposals referred to in this proxy statement and specified in the notice of meeting. So far as is known to our board of directors, no other matters are to be brought before the meeting. As to any business that may properly come before the meeting, however, it is intended that shares represented by proxies held by management will be voted in accordance with the judgment of the persons voting the shares.

         We contemplate that the solicitation of proxies will be made primarily by mail. We will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of shares of our common stock and will reimburse them for their expenses in so doing. We have no present plans to hire special employees or paid solicitors to assist us in obtaining proxies, but we reserve the right to do so if we believe it is necessary to secure a quorum.

RECOMMENDATION OF OUR BOARD OF DIRECTORS

         Our board of directors recommends that our stockholders vote "for" each of the proposals described in this proxy statement and the accompanying notice of meeting.

         THE PROPOSALS TO BE VOTED UPON AT THE MEETING ARE DISCUSSED IN DETAIL IN THIS PROXY STATEMENT. YOU ARE STRONGLY URGED TO READ AND CONSIDER CAREFULLY THIS PROXY STATEMENT IN ITS ENTIRETY.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

         Directors are elected annually and hold office until the next annual meeting of stockholders or until their respective successors are elected and qualified. It is intended that the proxies solicited by the board of directors will be voted for election of the five nominees listed in this proxy statement unless a contrary instruction is made on the proxy. If, for any reason, one or more of these nominees is unavailable as a candidate for director, an event, which we do not anticipate, the person named in the accompanying proxy will vote for another nominee or nominees. All of the nominees for director are currently directors of netGuru.

DIRECTORS, DIRECTOR NOMINEES AND EXECUTIVE OFFICERS

         Set forth below is certain information regarding our directors, who are all nominees for re-election, and our executive officers.

   NAME                      AGE                 POSITION
   ----                      ---                 --------
Amrit K. Das                 57      Chairman of the Board, Chief Executive
                                       Officer and Director and Director Nominee
Jyoti Chatterjee             47      President, Chief Operating Officer and
                                        Director and Director Nominee
Bruce K. Nelson              49      Chief Financial Officer
Clara Y.M. Young             49      Corporate Vice President, Chief
                                        Administrative Officer and Secretary
Santanu K. Das               30      Corporate Vice President, President of
                                        Engineering and Collaborative Software,
                                        Vice President, New Technology
Stephen W. Owen              44      Corporate Vice President, President of
                                        European Operations
Benedict A. Eazzetta (1)     40      Director and Director Nominee
D. Dean McCormick III (1)    50      Director and Director Nominee
Stanley W. Corbett (1)       70      Director and Director Nominee
____________________

(1) Member of Audit Committee and member of Compensation and Stock Option Committee.

         AMRIT K. DAS is the founder of our company and has served as our Chief Executive Officer and Chairman of our board of directors since our inception in 1981. Mr. Das also served as our President from our inception until March 1999. Mr. Das holds a B.S. in Civil/Structural Engineering from Calcutta University, India and an M.S. in Structural Engineering from the University of South Carolina.

         JYOTI CHATTERJEE has served as our President since March 1999 and as our Chief Operating Officer and as a director since April 1990. Mr. Chatterjee served as our Chief Financial Officer from March 2001 to March 2002, as our Executive Vice President from April 1990 to March 1999, and as our Chief Consulting Engineer from 1985 to 1990. Mr. Chatterjee holds a B.S. in Structural Engineering from the Indian Institute of Technology and an M.S. in Structural Engineering from the University of Pennsylvania.

         BRUCE K. NELSON has served as our Chief Financial Officer since April 2002. Prior to joining us, Mr. Nelson served as the Chief Financial Officer of Millennium Information Technologies, Inc. from 1997 to April 2002. From 1992 to 1997, he was a co-founder and the President of Comprehensive Weight Management, a healthcare marketing company. From 1985 to 1992, Mr. Nelson served as the Treasurer of Comprehensive Care Corporation, a NYSE-traded national service company. Mr. Nelson holds a B.S. in Finance from the University of Southern California and a M.B.A. from Bryant College in Smithfield, Rhode Island.

         CLARA Y. M. YOUNG has served as our Corporate Vice President and Chief Administrative Officer since January 2001 and as our Secretary since March 2001. Ms. Young served as our Vice President, Administration since December 1987. Prior to that, Ms. Young served as program analyst with The Technical Group, Inc., from December 1982 to December 1987. Ms. Young holds a B.S. in Computer Science from California State University, Fullerton.

         SANTANU K. DAS has served as our Corporate Vice President and President of Engineering and Collaborative Software since April 1992 and as our Vice President, New Technology since July 1999. He served as a director of netGuru from September 1996 to July 2003. Prior to that, Mr. Das served as our Corporate Vice President and President, Engineering and Animation Software and ASP from January 2001 to March 2002. Prior to that, Mr. Das served as Manager of New Technology from May 1997 until June 1999 and as a Senior Engineering Analyst for our company from 1991 to April 1997. Mr. Das holds a B.S. in Structural Engineering from the University of Southern California and an M.S. in Structural Engineering from the Massachusetts Institute of Technology. Santanu Das is the son of our Chief Executive Officer, Amrit Das.

         STEPHEN W. OWEN has served as our Corporate Vice President since September 2001 and as President of European Operations since October 1999. He served as a director of netGuru from September 2001 to July 2003. Prior to that, he served as our Director of European Operations from 1987 to 1999. Mr. Owen holds a B.S. in Civil Engineering from the University College Swansea, United Kingdom and is a Chartered Engineer for both Civil and Marine Technology Engineering.

         STANLEY W. CORBETT has served as one of our directors since July 2002. Mr. Corbett is a manufacturing executive in the aerospace industry. Since 1989, Mr. Corbett has been providing consulting services for software system implementations to first and second tier defense contractors as well as commercial manufacturers. As a consultant, he also has provided solutions to a large variety of manufacturing problems. Mr. Corbett holds a B.S. in Mechanical Engineering from Lehigh University and an M.S. in Industrial Engineering from Stanford University and has completed the University of California at Los Angeles Executive Program.

         BENEDICT A. EAZZETTA has served as chief operating officer of Intergraph Process Power & Offshore, an engineering software and services business segment of Intergraph Corporation or "Intergraph" (Nasdaq NM:INGR), and executive vice president of Intergraph, since May 2001. He co-founded and then served from January 2000 to April 2001 as vice president of product management for Industria Solutions, a privately held software and services company. Mr. Eazzetta served as an engineering executive at ExxonMobil from January 1996 to January 2000. Prior to that, he served in several engineering, staff and management positions, including downstream planning and development, economics and planning, and various operational supervisory roles. Mr. Eazzetta earned a B.S. degree in Nuclear Engineering and an M.S. degree in Mechanical Engineering from Georgia Tech.

         D. DEAN MCCORMICK III is a certified public accountant and has been president of the consulting and accounting firm of McCormick Consulting, Inc. (formerly known as McCormick & Company) since July 1993. Mr. McCormick has been a member of the Forum for Corporate Directors since June 2003 and a member of the Orange County Leadership Council for the University of Southern California since September 2001. He served as president of the Orange County Chapter of the Association for Corporate Growth from 1995 to 1996. Mr. McCormick holds a B.A. degree in Economics from the University of Redlands and an M.B.A. from the University of Southern California.

         All directors hold office until the next annual stockholders' meeting, until their respective successors are elected or until their earlier death, resignation or removal. Our officers are appointed by, and serve at the discretion of, our board of directors.

MEETINGS OF OUR BOARD OF DIRECTORS AND COMMITTEES

         Our board of directors held one meeting during the fiscal year ended March 31, 2003, and took action by unanimous written consent on three occasions. Our board of directors currently has an Audit Committee and a Compensation and Stock Option Committee. Our board of directors does not have a Nominating Committee. Our entire board of directors selects board nominees. During the fiscal year ended March 31, 2003, except for Dr. Laxmi Mall Singhvi, no incumbent director attended fewer than 75% of the aggregate of the total number of meetings of the board of directors held during the period for which he was a director and the total number of meetings held by all committees of the board on which he served during the periods that he served.

         Our Audit Committee makes recommendations to our board of directors regarding the appointment of our independent auditors, reviews the results and scope of the audit and other services provided by our independent auditors, reviews our consolidated financial statements for each interim period, and reviews and evaluates our internal control functions. Our Audit Committee is governed by a written charter, a copy of which charter was filed with the Securities and Exchange Commission as an exhibit to our definitive proxy statement for our annual meeting held on November 15, 2001.

         Prior to July 25, 2003, our Audit Committee consisted of Stanley W. Corbett, Garret Vreeland and Dr. Singhvi. Since July 25, 2003, our Audit Committee has consisted of Messrs. Corbett, Eazzetta and McCormick, with Mr. McCormick holding the position of chairman of that committee. Each of the members of our Audit Committee is "independent" within the meaning of Rule 4200(a)(14) of the listing standards of the National Association of Securities Dealers. Our Audit Committee held five meetings during the fiscal year ended March 31, 2003.

         Our Compensation and Stock Option Committee makes recommendations to our board of directors concerning salaries and incentive compensation for our employees and consultants and also selects the persons to receive options under our stock option plans and establishes the number of shares, exercise price, vesting period and other terms of the options granted under these plans. Our entire board of directors also may perform these functions with regard to our stock option plans. Since July 25, 2003, our Compensation and Stock Option Committee has consisted of Messrs. McCormick, Eazzetta and Corbett, with Mr. Eazzetta holding the position of chairman of that committee.

         Prior to July 25, 2003, we had a Stock Option Committee that consisted of Messrs. Amrit Das, Chatterjee and Vreeland and a Compensation Committee that consisted of Messrs. Amrit Das, Chatterjee and Vreeland. Neither the Compensation Committee nor the Stock Option Committee held any meetings during the fiscal year ended March 31, 2003; however, our board of directors took action relating to our stock option plans by written consent on two occasions during the fiscal year ended March 31, 2003. No executive officer of netGuru has served as a director or member of the compensation committee of any other entity whose executive officers served as a director of netGuru.

DIRECTORS' COMPENSATION

         Since July 2003, Messrs. McCormick and Eazzetta, two of our non-employee directors, have been eligible to receive $1,000 per month, each, in consideration for their services on our board of directors. Directors are reimbursed for certain expenses in connection with attendance at board of directors and committee meetings. We may also periodically award options to our directors under our existing stock option plans and otherwise.

         During the fiscal year ended March 31, 2003, we granted an option to purchase 12,000 shares, of our common stock to Stanley W. Corbett, upon his appointment to our board. This option has an exercise price of $2.63 per share (which price was the fair market value of a share of our common stock on the date of the grant), vests in three equal annual installments commencing on the date of grant, which was July 24, 2002, and expires July 24, 2012. We did not grant options to any of our other directors during our last fiscal year. However, subsequent to his resignation from our board of directors, we granted to Garret Vreeland a two-year fully-vested non-qualified option to purchase up to 10,000 shares of our common stock at an exercise price of $1.28 per share on August 7, 2003 (which price was equal to the closing price of a share of our common stock on the day preceding the grant). In connection with their appointments to our board of directors, effective as of August 7, 2003, Messrs. McCormick and Eazzetta each received ten-year fully vested non-qualified options to purchase up to 6,000 shares of common stock under our 2000 Stock Option Plan at an exercise price of $1.28 per share (which price was equal to the closing price of a share of our common stock on the day preceding the grant).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires our executive officers and directors, and persons who beneficially own more than 10% of a registered class of our equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our equity securities and to furnish us with copies of all Section 16(a) forms that they file.

         Based solely on a review of copies of the reports furnished to us during the fiscal year ended March 31, 2003 and thereafter, or any written representations received by us from a director, officer or beneficial owner of more than 10% of our equity securities that no other reports were required, we believe that during the 2003 fiscal year, all Section 16(a) filing requirements were complied with.

BOARD AUDIT COMMITTEE REPORT

         The Audit Committee of the board of directors reviewed and discussed with the independent auditors all matters required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees," and reviewed and discussed the audited consolidated financial statements of netGuru, Inc., both with and without management present. In addition, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and netGuru that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. Based upon the Audit Committee's review and discussions with management, the Audit Committee recommended to the board of directors that the audited consolidated financial statements of netGuru be included in its annual report on Form 10-KSB for the fiscal year ended March 31, 2003, for filing with the Securities and Exchange Commission. The Audit Committee also recommended reappointment of the independent auditors, and the board of directors concurred in such recommendation.

                                            AUDIT COMMITTEE:

                                            D. Dean McCormick III, Chairman
                                            Stanley W. Corbett
                                            Benedict A. Eazzetta

SUMMARY COMPENSATION TABLE

         The following table sets forth information concerning the annual and long-term compensation for services rendered during the last three fiscal years to our company in all capacities as an employee by our Chief Executive Officer and our other executive officers whose aggregate cash compensation exceeded $100,000 (collectively, the "named executive officers") during the fiscal year ended March 31, 2003.

                                              Annual Compensation                 Long-Term Compensation
                                        ---------------------------------    ------------------------------
                                                                              Awards          Payouts
                                                                              ------          -------
                                                                            Securities
                                                         Other Annual       Underlying        All Other
          Name and                         Salary       Compensation(1)       Options        Compensation
     Principal Position         Year         ($)               ($)              (#)               ($)
     ------------------         ----      --------      ----------------   ------------      -------------
Amrit K. Das                    2003       335,513           34,259 (2)           ---            15,524 (3)
   Chief Executive Officer      2002       348,923           43,024 (2)           ---            18,599 (4)
                                2001       340,615           57,414 (2)         30,000           26,068 (5)

Jyoti Chatterjee                2003       214,665              ---               ---            13,756 (6)
    President and Chief         2002       223,062              ---               ---            15,128 (7)
    Operating Officer           2001       214,292           28,325 (2)         30,000           17,926 (8)

Clara Y. M. Young               2003       128,682              ---               ---             6,340 (9)
    Corporate Vice President,   2002       133,962              ---               ---            11,305 (10)
    Chief Administrative        2001       125,192              ---              9,000            7,690 (11)
    Officer

Stephen W. Owen                 2003       142,610              492 (12)          ---               680 (13)
    Corporate Vice President,   2002       169,043            5,100 (12)          ---               646 (13)
    President, European         2001       150,967            7,820 (12)        12,000              672 (13)
    Operations

Santanu K. Das                  2003       120,150              ---               ---            11,242 (14)
    Corporate Vice President,   2002       124,616              ---               ---            15,992 (15)
    President, Engineering &    2001       124,616              ---             30,000           12,627 (16)
    Collaborative Software,
    Vice President,
    New Technology
_________________________________________________________________________________________________________

(1) The costs of certain benefits are not included because they did not exceed, in the case of each named executive officer, the lesser of $50,000 or 10% of the total annual salary and bonus as reported above.
(2) Represent personal expenses paid on behalf of the named executive officer, none of which expenses exceeded 25% of the total expenses reported.
(3) Includes $6,324 in premiums paid by us pursuant to a split-dollar life insurance policy established for the benefit of Amrit Das and $9,200 in company contributions to the 401(k) plan.
(4) Includes $7,499 in premiums paid by us pursuant to a split-dollar life insurance policy established for the benefit of Amrit Das and $11,100 in company contributions to the 401(k) plan.
(5) Includes $15,568 in premiums paid by us pursuant to a split-dollar life insurance policy established for the benefit of Amrit Das and $10,500 in company contributions to the 401(k) plan.
(6) Includes $2,471 in premiums paid by us pursuant to a life insurance policy established for the benefit of Jyoti Chatterjee, $1,689 in premiums paid by us pursuant to a long-term disability insurance policy and $9,596 in company contributions to the 401(k) plan.
(7) Includes $2,471 in premiums paid by us pursuant to a life insurance policy established for the benefit of Jyoti Chatterjee, $1,689 in premiums paid by us pursuant to a long-term disability insurance policy and $10,968 in company contributions to the 401(k) plan.
(8) Includes $5,737 in premiums paid by us pursuant to a life insurance policy established for the benefit of Jyoti Chatterjee, $1,689 in premiums paid by us pursuant to a long-term disability insurance policy and $10,500 in company contributions to the 401(k) plan.
(9) Includes $400 in premiums paid by us pursuant to a long-term disability insurance policy for the benefit of Clara Young and $5,940 in company contributions to the 401(k) plan.
(10) Includes $400 in premiums paid by us pursuant to a long-term disability insurance policy for the benefit of Clara Young and $10,905 in company contributions to the 401(k) plan.
(11) Includes $400 in premiums paid by us pursuant to a long-term disability insurance policy for the benefit of Clara Young and $7,290 in company contributions to the 401(k) plan.
(12) Represents imputed interest for Mr. Owen's non-interest bearing loan.
(13) Represents premiums paid by us pursuant to a life insurance policy established for the benefit of Stephen Owen.
(14) Includes $5,150 in premiums paid by us pursuant to a life insurance policy established for the benefit of Santanu Das and $6,092 in company contributions to the 401(k) plan.
(15) Includes $5,150 in premiums paid by us pursuant to a life insurance policy established for the benefit of Santanu Das and $10,842 in company contributions to the 401(k) plan.
(16) Includes $5,150 in premiums paid by us pursuant to a life insurance policy established for the benefit of Santanu Das and $7,477 in company contributions to the 401(k) plan.

OPTION GRANTS IN LAST FISCAL YEAR

         During fiscal 2003, we did not grant any stock options to any of the named executive officers. We have never granted any stock appreciation rights.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

         The following table provides information regarding the number of shares of our common stock underlying exercisable and unexercisable in-the-money stock options held by the named executive officers and the values of those options at fiscal year-end. An option is in-the-money if the fair market value for the underlying securities exceeds the exercise price of the option. The named executive officers did not hold any stock appreciation rights or exercise any options during fiscal 2003.

                                                                 Number of
                                                            Securities Underlying           Value of Unexercised
                                  Shares                    Unexercised Options at        In-The-Money Options at
                                 Acquired                    March 31, 2003 (#)            March 31, 2003 ($)(1)
                                    on        Value     -----------------------------    ----------------------------
   Name                          Exercise   Realized    Exercisable     Unexercisable    Exercisable    Unexercisable
   ----                          --------   --------    -----------     -------------    -----------    -------------
Amrit K. Das                        --         --          190,000          10,000          319,200       16,800
Jyoti Chatterjee                    --         --          246,000          10,000          413,280       16,800
Clara Young                         --         --           83,000           3,000          139,440        5,040
Stephen Owen                        --         --           88,000           4,000          147,840        6,720
Santanu Das                         --         --          190,000          10,000          319,200       16,800
_____________________

(1) Based on the last reported sale price of underlying securities ($1.68) on March 31, 2003 (the last trading day during our fiscal year) as reported by Nasdaq, minus the exercise price of the options.

LONG-TERM INCENTIVE PLAN AWARDS

         In fiscal 2003, no awards were given to the named executive officers under long-term incentive plans.

REPRICING OF OPTIONS AND SARS

         No adjustments to or repricing of stock options previously awarded to the named executive officers occurred in fiscal 2003.

EMPLOYMENT AGREEMENTS

         In June 2001, we entered into five-year employment agreements with each of Amrit Das, our Chairman and Chief Executive Officer, Jyoti Chatterjee, our President and Chief Operating Officer, Clara Young, our Corporate Vice President, Chief Administrative Officer and Secretary, and Santanu Das, our Corporate Vice President, President, Engineering and Collaborative Software and Vice President, New Technology.

         The agreements provide that Mr. Amrit Das, Mr. Chatterjee, Ms. Young and Mr. Santanu Das will receive minimum base annual salaries of $312,000, $202,800, $117,000 and $120,000, respectively. Each agreement also provides for the grant of an annual bonus in the discretion of the Compensation and Stock Option Committee. The annual salaries may be adjusted upward in the discretion of the Compensation and Stock Option Committee. Each employment agreement will terminate prior to its expiration if the employee dies or becomes permanently disabled, if we cease to conduct business, or at our election for good cause as defined in the agreements. If we terminate an agreement other than for good cause, the employee shall (a) continue to be paid base salary and bonuses for the remainder of the term of the agreement, (b) continue to receive all benefits and perquisites which he or she had been receiving immediately prior to such termination for the remainder of the term of the agreement, and (c) be immediately vested in all stock options to which he or she would have been entitled during the full term of the agreement had the termination not occurred.

         Each of the agreements contains provisions for confidentiality and assignments of intellectual property rights. In addition, each of the agreements prohibits the employees from competing with us and from recruiting our employees, suppliers or independent contractors within one year after termination of the agreements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         GENERAL

         As of the record date, September 30, 2003, 17,357,154 shares of our common stock were outstanding. The following table sets forth information as of that date regarding the beneficial ownership of our common stock by:

         o    each of our directors and director nominees;

         o each of our named executive officers listed in the summary compensation table;

         o    all of our directors and executive officers as a group; and

         o each person known by us to beneficially own 5% or more of the outstanding shares of our common stock as of the date of the table.

         Except as indicated below, the address for each named beneficial owner is the same as ours. The information with respect to each person is as supplied or confirmed by such person or based upon statements filed with the Securities and Exchange Commission. The inclusion of shares in this table as beneficially owned is not an admission of beneficial ownership. Percentages shown as an asterisk represent less than 1.00%.

         Beneficial ownership is determined in accordance with Rule 13d-3 promulgated by the Securities and Exchange Commission, and generally includes voting or investment power with respect to securities. Except as indicated below, we believe each holder possesses sole voting and investment power with respect to all of the shares of common stock shown below as owned by that holder, subject to community property laws where applicable. In computing the number of shares beneficially owned by a holder and the percentage ownership of that holder, shares of common stock subject to options or warrants or underlying notes held by that holder that are currently exercisable or convertible or are exercisable or convertible within 60 days after the date of the table are deemed outstanding. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person or group.

     SHARES BENEFICIALLY OWNED BY LAURUS MASTER FUND, LTD.

         Laurus Master Fund, Ltd., or Laurus, is a security holder named in the table below. Laurus holds, among other securities described below, a warrant to purchase up to 200,000 shares of our common stock and a 6% secured convertible note that we issued in December 2002, which was subsequently amended on August 4, 2003 and October 2, 2003 ("Amended Note"). In connection with this financing, we paid a $200,000 fee to an affiliate of Laurus.

         The interest rate per annum on the Amended Note is equal to the greater of 5% or the prime rate plus 1%, payable monthly in arrears. The Amended Note is being amortized over a 24-month period commencing on August 1, 2003. The warrant is exercisable at various fixed exercise prices as follows: up to 125,000 shares at an exercise price of $1.76 per share, up to an additional 50,000 shares at an exercise price of $2.08 per share, and up to an additional 25,000 shares at an exercise price of $2.40 per share. The exercise prices and number of shares underlying the warrant are subject to anti-dilution adjustments in connection with mergers, acquisitions, stock splits, dividends and the like. The warrant contains a cashless exercise feature.

         The Amended Note is convertible at a fixed conversion price of $1.30 per share, subject to anti-dilution adjustments in connection with mergers, acquisitions, stock splits, dividends and the like, and in connection with future issuances of our common stock at prices per share below the then-applicable conversion price. However, under certain circumstances, such as if we are in default under the Amended Note or if a conversion occurs pursuant to a call notice, an alternate conversion price based on a discount from the market price of our common stock may apply. As of the date of the table, the outstanding principal balance of the Amended Note was $1,650,000. On October 2, 2003, we made a payment that reduced the principal balance of the Amended Note to $1,575,000. For purposes of calculating the number of shares shown in the table as underlying the Amended Note, we have used a conversion price of $1.30.

         If we are in default under the Amended Note, or the related note purchase agreement, then the Amended Note will be convertible at a per share conversion price equal to the lower of the fixed conversion price or 70% of the average of the three lowest closing prices for our common stock during the preceding 30 trading days. Also, if a conversion occurs pursuant to a call notice as described below, then the conversion price will be equal to the lesser of the fixed conversion price and 90% of the average of the closing prices of our common stock during the 15 trading days preceding the date of the call notice. At any time before the Amended Note is fully paid, Laurus may choose to convert all or part of the accrued interest on and/or principal of the Amended Note at the conversion price then in effect, subject to the beneficial ownership and volume limitations described below.

         At our election, and subject to certain restrictions, the monthly payment may be made in cash or in shares of our common stock, or in any combination of both, except that, during periods in which a registration statement covering the resale of the shares of common stock issued or issuable upon conversion of the Amended Note is not effective or in which we are in default under the Amended Note, we must make payments solely in cash. If all or part of a monthly payment is made in shares of our common stock, then the then-effective conversion price is to be used to determine the number of shares to be issued.

         During any period when a resale registration statement remains effective, we may issue a call notice to Laurus stating that, at least 30 days from the date of the call notice, we wish to convert into shares of our common stock a portion or all of the principal of and interest accrued on the Amended Note. No more than 20% of the aggregate dollar trading volume of our common stock for the 22 trading days preceding the date of the call notice may be converted under any call notice. The conversion price will be equal to the lesser of the fixed conversion price and 90% of the average of the closing prices of our common stock during the 15 trading days preceding the date of the call notice.

         During any period when a resale registration statement remains effective and we are not in default under the Amended Note, we will have the right under the note purchase agreement to redeem all or any portion of the remaining outstanding principal balance of the Amended Note. To effect a redemption, we must issue Laurus a redemption notice that provides that we will pay Laurus a cash redemption price that is equal to 104% of the outstanding principal amount of the Amended Note to be redeemed, plus all accrued but unpaid interest and other sums payable to Laurus, if any. Laurus may elect, within five business days, to convert all or any portion of the redemption price into shares of our common stock at the then-effective conversion price instead of receiving cash. On or before the seventh business day after Laurus receives the redemption notice, we must pay Laurus in cash an amount equal to the redemption price stated in the redemption notice less any portion of the redemption price Laurus elected to convert into shares of our common stock.

           Laurus is subject to various beneficial ownership and conversion volume limitations with regard to the Amended Note and the warrant. Laurus may not on any given date convert the Amended Note if, and to the extent, that the conversion would result in the issuance of a number of shares of common stock with a dollar value that exceeds 25% of the aggregate dollar trading volume of our common stock during the preceding 30 trading days. However, Laurus may make a series of smaller conversions that do not exceed this limitation.

         In addition, Laurus is subject to a contractual 4.99% beneficial ownership limitation that prohibits Laurus from converting the Amended Note or exercising the warrant if, and to the extent, that the conversion or exercise would result in Laurus, together with its affiliates, beneficially owning more than 4.99% of our outstanding common stock. However, this 4.99% limitation automatically becomes void upon an event of default under the Amended Note and can be waived by Laurus upon 75 days' advance notice to us. In addition, this 4.99% limitation does not prevent Laurus from converting the Amended Note into or exercising the warrant for shares of common stock and then reselling those shares in stages over time where Laurus and its affiliates do not, at any given time, beneficially own shares in excess of the 4.99% limitation. Further, a contractual limitation that prohibits Laurus from converting the Amended Note or exercising the warrant if, and to the extent, the conversion or exercise would result in Laurus and its affiliates beneficially owning more than 3,463,625 shares of our common stock, will be removed if and when we obtain stockholder approval at Laurus' request or if an exemption from applicable Nasdaq corporate governance rules becomes available.

         On July 31, 2003, we entered into a $4,000,000 secured revolving accounts receivable credit facility with Laurus. The amount of borrowings available under this credit facility are based on eligible accounts receivable and are subject to an initial interest rate per annum of the greater of 5% or the prime rate plus 1%, with interest payable monthly in arrears. The amount of borrowings available under this credit facility is reduced by the balance outstanding on the Amended Note. After an initial period of three months, the interest rate per annum will be adjusted every month based on certain conditions and on the volume weighted average price of our common stock. The facility provides us the flexibility to access additional amounts above what is available based upon eligible accounts receivable. Any such additional amounts would accrue interest at the rate of 0.6% per month, payable monthly. In connection with this financing, we paid a $140,000 fee to an affiliate of Laurus.

         The credit facility has a term of three years and will automatically renew every three years unless cancelled in writing by us or by Laurus under certain conditions. An early termination fee of up to $120,000 will be payable if the facility is terminated prior to August 1, 2006.

         In connection with this credit facility, we issued to Laurus a five-year warrant to purchase up to 180,000 shares of our common stock. The warrant is exercisable at various exercise prices based upon the then effective fixed conversion price of this credit facility. Based on the initial fixed conversion price of $1.30, the exercise prices would be $1.495 per share for the purchase of up to 60,000 shares, $1.625 per share for the purchase of an additional 60,000 shares, and $1.885 per share for the purchase of an additional 60,000 shares. The exercise prices and number of shares underlying the warrant are subject to anti-dilution adjustments in connection with mergers, acquisitions, stock splits, dividends and the like. The warrant contains a cashless exercise feature. Laurus may also receive additional five-year warrants to purchase up to 400,000 shares of our common stock at an exercise price equal to 125% of the fixed conversion price based upon how much of the outstanding obligation of the credit facility is converted into equity. This credit facility is secured by a general security interest in the assets of netGuru and its subsidiaries.

         Borrowings under this credit facility may be repaid at our option in cash or through the issuance of shares of our common stock at the then fixed conversion price, subject to volume limitations and provided that the shares are registered with the Securities and Exchange Commission for public resale and the then current market price is greater than 110% of the fixed conversion price. The initial fixed conversion price is $1.30 per share and is subject to anti-dilution adjustments in connection with mergers, acquisitions, stock splits, dividends and the like. For every $1 million of conversions, the fixed conversion price will adjust upward to equal 110% of the volume weighted average closing price for the five trading days prior to the last day of the period during which such $1 million has been converted. As of the date of the table, the outstanding principal balance under this credit facility was $600,000. For purposes of calculating the number of shares shown in the table as underlying the borrowings under this credit facility, we have used a conversion price of $1.30.

         Laurus is subject to a contractual 4.99% beneficial ownership limitation that prohibits Laurus from converting the borrowings under the credit facility or exercising the warrant if and to the extent that the conversion or exercise would result in Laurus, together with its affiliates, beneficially owning more than 4.99% of our outstanding common stock. However, this 4.99% limitation automatically becomes void upon an event of default under the credit facility and can be waived by Laurus upon 75 days' advance notice to us. In addition, this 4.99% limitation does not prevent Laurus from converting the borrowings under the credit facility into or exercising the warrant for shares of common stock and then reselling those shares in stages over time where Laurus and its affiliates do not, at any given time, beneficially own shares in excess of the 4.99% limitation.

         A change of control of netGuru could occur if conversions of amounts due under either or both of these two credit facilities occur at dramatically reduced conversion prices, such as if the fixed conversion price of the July 2003 credit facility is reset to a substantially lower price upon our issuance of securities at a lower price or if Laurus sequentially converts portions of the Amended Note at alternate conversion prices into shares of our common stock and resells those shares into the market. If we are in default or we issue call notices under the Amended Note, then an alternate conversion price based on a discount from the market price of our common stock may apply, and the Amended Note could become convertible into an unlimited number of additional shares of our common stock, particularly if Laurus sequentially converts portions of the Amended Note into shares of our common stock at alternate conversion prices and resells those shares into the market.

         If Laurus sequentially converts portions of the Amended Note into shares of our common stock at alternate conversion prices and resells those shares into the market, then the market price of our common stock could decline due to the additional shares available in the market, particularly in light of the relatively thin trading volume of our common stock. Consequently, if a default occurs and continues, and if Laurus repeatedly converts portions of the Amended Note at alternate conversion prices and then resells those underlying shares into the market, a continuous downward spiral of the market price of our common stock could occur that would benefit Laurus at the expense of other existing or potential holders of our common stock, creating a conflict of interest between Laurus and investors who purchase the shares of common stock resold by Laurus following conversion of the Amended Note.

         If a change of control occurs, then the stockholders who historically have controlled our company would no longer have the ability to exert significant control over matters that could include the election of directors, changes in the size and composition of the board of directors, and mergers and other business combinations involving our company. Instead, one or more other stockholders could gain the ability to exert this type of control and may also, through control of the board of directors and voting power, be able to control certain decisions, including decisions regarding the qualification and appointment of officers, dividend policy, access to capital (including borrowing from third-party lenders and the issuance of additional equity securities), and the acquisition or disposition of our assets.

         To our knowledge, Laurus has sole voting and investment power with respect to all shares of common stock shown as beneficially owned by it, except that Laurus Capital Management, LLC, a Delaware limited liability company, may be deemed a control person of the shares held by Laurus. David Grin and Eugene Grin are the principals of Laurus Capital Management, LLC, and their address is 152 West 57th Street, New York, New York 10019.

     Name and Address                   Amount and Nature of Beneficial         Percent of Class
     of  Beneficial Owner               Ownership of Common Stock               of Common Stock
     --------------------               -------------------------               ---------------
     Amrit K. Das                                2,760,018 (1)                       15.7%
     Jyoti Chatterjee                              517,490 (2)                        2.9%
     Clara Y. M. Young                             118,372 (3)                          *
     Stephen W. Owen                               171,524 (4)                          *
     Santanu K. Das                              2,740,900 (5)                       15.6%
     D. Dean McCormick III                           6,000 (6)                          *
     Stanley W. Corbett                              8,000 (6)                          *
     Benedict A. Eazzetta                            6,000 (6)                          *
     Peter Kellogg                               3,776,500 (7)                       21.8%
     Sormistha Das                               1,865,924 (8)                       10.7%
     Laurus Master Fund, Ltd.                    2,128,788 (9)                       10.9%

     All directors and executive
      officers as a group (9
      persons)                                   6,343,304 (10)                      34.9%
_______________

(1) Includes 1,279,759 shares of common stock held by the A. and P. Das Living Trust, of which trust Amrit Das is the trustee, and 190,000 shares of common stock underlying options. Also includes 50,000 shares of common stock held by the Purabi Das Foundation, Inc., of which foundation Amrit Das is the trustee. Mr. Das disclaims beneficial ownership of the shares held by the foundation.
(2)    Includes 246,000 shares of common stock underlying options.
(3)    Includes 83,000 shares of common stock underlying options.
(4) Includes 38,202 shares of common stock held indirectly through Mr. Owen's spouse and 88,000 shares of common stock underlying options.
(5)    Includes 190,000 shares of common stock underlying options.
(6)    Represents shares of common stock underlying options.
(7) Includes 145,000 shares of common stock held indirectly through I.A.T. Reinsurance Syndicate, Ltd., a Bermuda corporation of which Mr. Kellogg is the sole holder of voting stock. Mr. Kellogg disclaims beneficial ownership of the shares held by that corporation. The address for Mr. Kellogg is 120 Broadway, New York, New York, 10271.
(8)    Includes 3,000 shares of common stock underlying options.
(9) Represents 380,000 shares of common stock underlying warrants, 1,279,663 shares of common stock underlying the Amended Note and 469,125 shares of common stock underlying convertible borrowings under the July 2003 secured credit facility.
(10) Includes 835,000 shares of common stock underlying options, 50,000 shares of common stock that are held indirectly by Amrit Das and as to which Mr. Das disclaims beneficial ownership, and 38,202 shares of common stock that are held indirectly by Mr. Owen's spouse.

EQUITY COMPENSATION PLAN INFORMATION

         The following table gives information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of March 31, 2003, including Research Engineers, Inc. 1996 Stock Option Plan, Research Engineers, Inc. 1997 Stock Option Plan, Research Engineers, Inc. 1998 Stock Option Plan and netGuru, Inc. 2000 Stock Option Plan. Together, these plans are referred to in this proxy statement as the "option plans."


                                                                                                    Number of
                                                                                               Securities Remaining
                                                                                               Available for Future
                                               Number of Securities                           Issuance Under Equity
                                                 to be Issued Upon       Weighted Average       Compensation Plans
                                                    Exercise of         Exercise Price of     (Excluding Securities
                                                Outstanding Options    Outstanding Options          Reflected
                Plan Category                     and Warrants (1)     and Warrants         in Column (a))
                -------------                     -------------------     ----------------         --------------
                                                          (a)                    (b)                    (c)
Equity compensation plans approved                   1,826,000                $2.18                  872,000
   by security holders
Equity compensation plans not approved                 --                     --                      --
    by security holders
TOTAL                                                1,826,000                $2.18                  872,000
____________________

(1) Number of shares is subject to adjustment for changes in capitalization for stock splits, stock dividends and similar events.

         The options plans permit grants of both incentive stock options and non-qualified stock options. Options under all plans generally vest over three years, though the vesting periods may vary from person to person, and are exercisable subject to continued employment and other conditions.

         At March 31, 2003, there were 368,000 options outstanding under the 1996 Plan at a weighted average exercise price of $1.39; 330,000 options outstanding under the 1997 Plan at a weighted average exercise price of $1.48; 598,000 options outstanding under the 1998 Plan at a weighted average exercise price of $2.28; and 530,000 options outstanding under the 2000 Plan at a weighted average exercise price of $3.06.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         As described above under the heading "Security Ownership of Certain Beneficial Owners and Management," we are a party to two credit facilities with, and have issued or may become obligated to issue certain securities to, Laurus Master Fund, Ltd.

         In July 2002, Mr. Peter Kellogg, one of our major stockholders, executed a letter of commitment to provide us with a revolving line of credit expiring March 31, 2003, in the amount of $500,000 at annual interest rates varying from 2.0% over prime rate to 10.0% over prime rate depending on the outstanding balance. The revolving line of credit had no loan covenant or ratio requirements. We did not borrow any funds under this line of credit prior to its expiration on March 31, 2003.

         In February 2002, Mr. Amrit Das and Mr. Jyoti Chatterjee pledged some of their personal assets as collateral in connection with the financing of our $500,000 telephony switch.

         On May 3, 2001, we entered into an interest-bearing secured loan agreement and promissory note with Mr. Santanu Das, an officer and then director of our company, for $70,000 at an annual interest rate of 6%. The loan was payable through payroll withholdings from August 24, 2001 through August 4, 2006. Shares of netGuru common stock owned by Mr. Das, as well as all vested but unexercised options granted him, secured the loan. In April 2002, Mr. Das repaid the balance of this loan in full.

         In November 2000, we entered into a non-interest bearing secured loan agreement and promissory note in the amount of $85,000 with Mr. Stephen Owen, an officer and then director of our company, in the amount of $85,000. The loan was secured by Mr. Owen's pledge of the proceeds from the exercise and sale of his vested options. As of March 31, 2003, the total outstanding balance on this loan was $7,879. Subsequent to year-end, Mr. Owen repaid the balance of this loan in full.

         In March 1999, Mr. Amrit Das personally guaranteed a term loan from a bank in India. The term loan is secured by substantially all of our assets located in India. The loan bears interest at an annual rate of 16.6%. Interest is payable monthly. The principal is payable in quarterly installments beginning June 2000 and ending March 2005. At March 31, 2003, we owed $541,000 on this loan.

         We are a party to employment agreements with related parties, as more particularly described above under the heading "Employment Agreements." In addition, Sormistha Das, who beneficially owned more than 10% of our outstanding shares of common stock as of the record date, serves as our assistant controller.

                                   PROPOSAL 2
               RATIFICATION AND APPROVAL OF 2003 STOCK OPTION PLAN

GENERAL

         As described above under the heading "Equity Compensation Plan Information," as of March 31, 2003, we had four stock option plans. As of September 30, 2003, our board of directors approved our 2003 Stock Option Plan (the "2003 Plan") by unanimous written consent, subject to stockholder ratification and approval of the 2003 Plan.

         The 2003 Plan is designed to enable us to offer an incentive-based compensation system to our employees, officers and directors and to consultants who do business with us. The 2003 Plan provides for the grant of incentive stock options, or ISOs, and nonqualified stock options, or NQOs.

SHARES SUBJECT TO THE 2003 PLAN

         To date, no options to purchase shares of common stock have been issued under the 2003 Plan, and 1,000,000 shares were available for issuance under the 2003 Plan. On September 30, 2003, the closing sale price of a share of our common stock on The Nasdaq National Market was $1.33. In September 2003, we applied to transfer the listing of our common stock to The Nasdaq SmallCap Market, since our stockholders' equity had fallen below the required minimum per Nasdaq National Market rules as a result of the net loss we incurred in fiscal 2003, due in part to the $5.8 million write-down of goodwill for our IT services division pursuant to a change in accounting principle under Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets." The approval was granted in October and our common stock began trading on the Nasdaq SmallCap Market on October 9, 2003, with NGRU continuing to be our ticker symbol. Any shares of common stock that are subject to an award but are not used because the terms and conditions of the award are not met, or any shares that are used by participants to pay all or part of the purchase price of any option, may again be used for awards under the 2003 Plan.

         As soon as practicable following stockholder approval of this proposal, we intend to register on Form S-8 under the Securities Act of 1933 the issuance of our securities under the 2003 Plan. A copy of the 2003 Plan is attached as APPENDIX A to this proxy statement and is described below.

ADMINISTRATION

         The 2003 Plan is to be administered by a committee of not less than two nor more than five persons appointed by our board of directors, each of whom must be a director of netGuru. Our board of directors has resolved that our Compensation and Stock Option Committee shall act as the committee that administers the 2003 Plan. However, our board of directors also may act as the committee that administers the 2003 Plan at any time or from time to time. It is the intent of the 2003 Plan that it be administered in a manner such that option grants and exercises would be "exempt" under Rule 16b-3 of the Securities Exchange Act of 1934 (the "Exchange Act").

         The committee is empowered to select those eligible persons to whom options shall be granted under the 2003 Plan, to determine the time or times at which each option shall be granted, whether options will be ISOs or NQOs, and the number of shares to be subject to each option, and to fix the time and manner in which each such option may be exercised, including the exercise price and option period, and other terms and conditions of such options, all subject to the terms and conditions of the 2003 Plan. The committee has sole discretion to interpret and administer the 2003 Plan, and its decisions regarding the 2003 Plan are final.

         The 2003 Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time and from time to time by our board of directors. Our board of directors may not materially impair any outstanding options without the express consent of the optionee or increase the number of shares subject to the 2003 Plan, materially increase the benefits to optionees under the 2003 Plan, materially modify the requirements as to eligibility to participate in the 2003 Plan or alter the method of determining the option exercise price without stockholder approval. No option may be granted under the 2003 Plan after September 30, 2013.

OPTION TERMS

         ISOs granted under the 2003 Plan must have an exercise price of not less than 100% of the fair market value of the common stock on the date the ISO is granted and must be exercised, if at all, within ten years from the date of grant. In the case of an ISO granted to an optionee who owns more than 10% of the total voting securities of netGuru on the date of grant, the exercise price may not be less than 110% of fair market value on the date of grant, and the option period may not exceed five years. NQOs granted under the 2003 Plan must have an exercise price of not less than 85% of the fair market value of the common stock on the date the NQO is granted.

         Options may be exercised during a period of time fixed by the committee, except that no option may be exercised more than ten years after the date of grant and no option shall vest at less than 20% per year over a consecutive five-year period. In the discretion of the committee, payment of the purchase price for the shares of stock acquired through the exercise of an option may be made in cash, shares of netGuru common stock or a combination of cash and shares of netGuru common stock.

FEDERAL INCOME TAX CONSEQUENCES

         Holders of NQOs do not realize income as a result of a grant of the option, but normally realize compensation income upon exercise of an NQO to the extent that the fair market value of the shares of common stock on the date of exercise of the NQO exceeds the exercise price paid. We will be required to withhold taxes on ordinary income realized by an optionee upon the exercise of a NQO. In the case of an optionee subject to the "short-swing" profit recapture provisions of Section 16(b) of the Exchange Act, the optionee realizes income only upon the lapse of the six-month period under Section 16(b), unless the optionee elects to recognize income immediately upon exercise of his or her option.

         Holders of ISOs will not be considered to have received taxable income upon either the grant or the exercise of the option. Upon the sale or other taxable disposition of the shares, long-term capital gain will normally be recognized on the full amount of the difference between the amount realized and the option exercise price paid if no disposition of the shares has taken place within either two years from the date of grant of the option or one year from the date of exercise. If the shares are sold or otherwise disposed of before the end of the one-year or two-year periods, the holder of the ISO must include the gain realized as ordinary income to the extent of the lesser of the fair market value of the option stock minus the option price, or the amount realized minus the option price. Any gain in excess of these amounts, presumably, will be treated as capital gain. We will be entitled to a tax deduction in regard to an ISO only to the extent the optionee has ordinary income upon the sale or other disposition of the option shares.

         Upon the exercise of an ISO, the amount by which the fair market value of the purchased shares at the time of exercise exceeds the option price will be an "item of tax preference" for purposes of computing the optionee's alternative minimum tax for the year of exercise. If the shares so acquired are disposed of prior to the expiration of the one-year and two-year periods described above, there should be no "item of tax preference" arising from the option exercise.

NEW PLAN BENEFITS

         Because awards under the 2003 Plan are discretionary, no future awards under the 2003 Plan are determinable at this time.

POSSIBLE ANTI-TAKEOVER EFFECTS

         Although not intended as an anti-takeover measure by the board of directors, one of the possible effects of the 2003 Plan could be to place additional shares, and to increase the percentage of the total number of shares outstanding, in the hands of our directors and officers. These persons may be viewed as part of, or friendly to, incumbent management and may, therefore, under certain circumstances be expected to make investment and voting decisions in response to a hostile takeover attempt that may serve to discourage or render more difficult the accomplishment of the attempt.

         In addition, options may, in the discretion of the committee, contain a provision providing for the acceleration of the exercisability of outstanding, but unexercisable, installments upon the first public announcement of a tender offer, merger, consolidation, sale of all or substantially all of the assets of netGuru, or other attempted changes in the control of netGuru. In the opinion of our board of directors, such an acceleration provision merely ensures that optionees under the 2003 Plan will be able to exercise their options as intended by our board of directors and stockholders prior to any such extraordinary corporate transaction that might serve to limit or restrict that right. Our board of directors is, however, presently unaware of any threat of hostile takeover involving netGuru.

REQUIRED VOTE AND BOARD RECOMMENDATION

         The affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the meeting and entitled to vote on this proposal will constitute stockholder ratification and approval of the 2003 Plan. As noted above, the board of directors has approved the 2003 Plan. Stockholders should be aware, however, that the board of directors may be viewed as having a conflict of interest in approving, and recommending that stockholders approve, the 2003 Plan.

                                   PROPOSAL 3
               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         Our board of directors has appointed the independent accounting firm of KPMG LLP to audit our consolidated financial statements for the fiscal year beginning April 1, 2003, and to conduct whatever audit functions are deemed necessary pursuant thereto. KPMG LLP audited our fiscal 2003 consolidated financial statements included in our 2003 annual report to stockholders.

PRINCIPAL ACCOUNTING FIRM FEES

         The following table sets forth the aggregate fees billed or expected to be billed to us for services rendered to us during the fiscal year ended March 31, 2003 by our independent auditors, KPMG LLP:

        Audit Fees                                              $ 183,800(a)
        Financial Information Systems Design and
            Implementation Fees                                 $      -0-
        All Other Fees:
                Audit-related fees (b)                          $  97,104
                Other non-audit services                            -0-
        Total all other fees:                                   $  97,104
________________________

(a) Includes fees for the audit of our consolidated financial statements for the year ended March 31, 2003, and the reviews of the condensed consolidated financial statements included in our quarterly reports on Forms 10-QSB for the year ended March 31, 2003.

(b) Audit-related fees consisted principally of assistance with Securities and Exchange Commission filings.

         We anticipate that a representative of KPMG LLP will be present at the annual meeting and will be given the opportunity to make a statement, if desired, and to respond to appropriate questions, if any, concerning their engagement.

REQUIRED VOTE AND BOARD RECOMMENDATION

         The affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the meeting and entitled to vote on this proposal will constitute stockholder ratification of the appointment. If stockholder approval of this proposal is not obtained, our audit committee and board of directors may reconsider our appointment of KPMG LLP as our independent auditors.

                                  OTHER MATTERS

         Our board of directors knows of no other matters to be brought before the annual meeting. However, if other matters should properly come before the annual meeting, it is the intention of each of the persons named in the proxy to vote such proxy in accordance with his judgment on such matters.

                          ANNUAL REPORT ON FORM 10-KSB

         A copy of our annual report to the Securities and Exchange Commission on Form 10-KSB is being distributed to persons from whom the accompanying proxy is solicited. Additional copies of our annual report (without exhibits) will be furnished by first class mail, without charge to any person from whom the accompanying proxy is solicited upon written or oral request to Investor Relations Department, netGuru, Inc., 22700 Savi Ranch Parkway, Yorba Linda, California 92887, telephone (714) 974-2500. If exhibit copies are requested, a copying charge of $.20 per page will be made. In addition, all of our public filings, including our annual report, can be found on the Securities and Exchange Commission's Internet site at http://www.sec.gov.

                              STOCKHOLDER PROPOSALS

         Under Rule 14a-8 of the Securities and Exchange Commission, proposals by stockholders that are intended for inclusion in our proxy statement and proxy and to be presented at our 2004 annual stockholders' meeting must be received by us by June 12, 2004, in order to be considered for inclusion our proxy materials. These proposals must be addressed to our Secretary and may be included in next year's proxy materials if they comply with certain rules and regulations of the Securities and Exchange Commission governing stockholder proposals.

         For all other proposals by stockholders to be timely, a stockholder's notice must be delivered to, or mailed to and received by, our Secretary at our principal executive offices not later than September 8, 2004. If a stockholder fails to so notify us of any such proposal prior to that date, the proxies to be solicited by the board of directors for our 2004 annual stockholders' meeting will confer discretionary authority on the holders of the proxy to vote the shares if the proposal is presented at our 2004 annual stockholders' meeting, without any discussion of the proposal in our proxy statement for that meeting.

         STOCKHOLDERS ARE URGED TO COMPLETE, SIGN AND RETURN PROMPTLY THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

                                              By Order of the Board of Directors

                                              /s/ Amrit K. Das

                                              Amrit K. Das
                                              Chief Executive Officer
Yorba Linda, California
October 10, 2003

                                   APPENDIX A

                                  NETGURU, INC.

                             2003 STOCK OPTION PLAN

         1. PURPOSE OF THE PLAN. The purpose of this 2003 Stock Option Plan (the "Plan") of netGuru, Inc., a Delaware corporation (the "Company"), is to provide the Company with a means of attracting and retaining the services of highly motivated and qualified directors and personnel. The Plan is intended to advance the interests of the Company by affording to directors and employees, upon whose skill, judgment, initiative and efforts the Company is largely dependent for the successful conduct of its business, an opportunity for investment in the Company and the incentives inherent in stock ownership in the Company. In addition, the Plan contemplates the opportunity for investment in the Company by consultants that do business with the Company. For purposes of this Plan, the term Company shall include subsidiaries, if any, of the Company.

         2. LEGAL COMPLIANCE. It is the intent of the Plan that all options granted under it ("Options") shall be either "Incentive Stock Options" ("ISOs"), as such term is defined in Section 422 of the Internal Revenue Code of 1986, as amended ("Code"), or non-qualified stock options ("NQOs"); provided, however, that ISOs shall be granted only to employees of the Company. An Option shall be identified as an ISO or an NQO in writing in the document or documents evidencing the grant of the Option. All Options that are not so identified as ISOs are intended to be NQOs. In addition, the Plan provides for the grant of NQOs to consultants that do business with the Company. It is the further intent of the Plan that it conform in all respects with the requirements of Rule 16b-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended ("Rule 16b-3"). To the extent that any aspect of the Plan or its administration is at any time viewed as inconsistent with the requirements of Rule 16b-3 or, in connection with ISOs, the Code, that aspect shall be deemed to be modified, deleted, or otherwise changed as necessary to ensure continued compliance with the Rule 16b-3 requirements.

         3. ADMINISTRATION OF THE PLAN.

                  3.1 PLAN COMMITTEE. The Plan shall be administered by a committee ("Committee"). The members of the Committee shall be appointed from time to time by the Board of Directors of the Company ("Board") and shall consist of not less than two nor more than five persons, who shall be directors of the Company; provided, however, that if at any time the Board consists of only a sole director, that sole director shall constitute the Committee; provided further, however, that the Board may act as the Committee at any time or from time to time.

                  3.2 GRANTS OF OPTIONS BY THE COMMITTEE. In accordance with the provisions of the Plan, the Committee, by resolution, shall select those eligible persons to whom Options shall be granted ("Optionees"); shall determine the time or times at which each Option shall be granted, whether an Option is an ISO or an NQO and the number of shares to be subject to each Option; and shall fix the time and manner in which the Option may be exercised, the Option exercise price, and the Option period. The Committee shall determine the form of option agreement to evidence the foregoing terms and conditions of each Option, which need not be identical, in the form provided for in Section 7. The option agreement may include such other provisions as the Committee may deem necessary or desirable consistent with the Plan, the Code and Rule 16b-3.

                  3.3 COMMITTEE PROCEDURES. The Committee from time to time may adopt whatever rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company. The Committee shall keep minutes of its meetings and records of its actions. A majority of the members of the Committee shall constitute a quorum for the transaction of any business by the Committee. The Committee may act at any time by an affirmative vote of a majority of those members voting. The vote may be taken at a meeting (which may be conducted in person or by any telecommunication medium) or by written consent of Committee members without a meeting.

                  3.4 FINALITY OF COMMITTEE ACTION. The Committee shall resolve all questions arising under the Plan and option agreements entered into pursuant to the Plan. Each determination, interpretation, or other action made or taken by the Committee shall be final and conclusive and binding on all persons, including, without limitation, the Company, its stockholders, the Committee and each of the members of the Committee, and the directors, officers and employees of the Company, including Optionees and their respective successors in interest.

                  3.5 NON-LIABILITY OF COMMITTEE MEMBERS. No Committee member shall be liable for any action or determination made by him or her in good faith with respect to the Plan or any Option granted under it.

         4. BOARD POWER TO AMEND, SUSPEND, OR TERMINATE THE PLAN. The Board may, from time to time, make whatever changes in or additions to the Plan as it may deem proper and in the best interests of the Company and its stockholders. The Board may also suspend or terminate the Plan at any time, without notice, and in its sole discretion. Notwithstanding the foregoing, no such change, addition, suspension, or termination by the Board shall (i) materially impair any Option previously granted under the Plan without the express written consent of the Optionee; or (ii) materially increase the number of shares subject to the Plan, materially increase the benefits accruing to Optionees under the Plan, materially modify the requirements as to eligibility to participate in the Plan or alter the method of determining the option exercise price described in
Section 8, without stockholder approval.

         5. SHARES SUBJECT TO THE PLAN. For purposes of the Plan, the Committee is authorized to grant Options for up to 1,000,000 shares of the Company's common stock ("Common Stock"), or the number and kind of shares of stock or other securities which, in accordance with Section 13, shall be substituted for shares of Common Stock or to which shares of Common Stock shall be adjusted. The Committee is authorized to grant Options under the Plan with respect to those shares. Any or all unsold shares subject to an Option that for any reason expires or otherwise terminates (excluding shares returned to the Company in payment of the exercise price for additional shares), may again be made subject to grant under the Plan.

         6. OPTIONEES. Options shall be granted only to officers, directors or employees of the Company or to consultants that do business with the Company designated by the Committee from time to time as Optionees. Any Optionee may hold more than one Option to purchase Common Stock, whether the Option is an Option held pursuant to the Plan or otherwise. An Optionee who is an employee of the Company ("Employee Optionee") and who holds an Option must remain a continuous full or part-time employee of the Company from the time of grant of the Option to him until the time of its exercise, except as provided in Section 10.3.

         7. GRANTS OF OPTIONS. The Committee shall have the sole discretion to grant Options under the Plan and to determine whether any Option shall be an ISO or NQO. The terms and conditions of Options granted under the Plan may differ from one another as the Committee, in its absolute discretion, determines, as long as all Options granted under the Plan satisfy the requirements of the Plan. Upon determination by the Committee that an Option is to be granted to an Optionee, a written option agreement evidencing the Option shall be given to the Optionee, specifying the number of shares subject to the Option, the Option exercise price, whether the Option is an ISO or an NQO, and the other individual terms and conditions of the Option. The option agreement may incorporate generally applicable provisions from the Plan, a copy of which shall be provided to all Optionees at the time of their initial grants under the Plan. The Option shall be deemed granted as of the date specified in the grant resolution of the Committee, and the option agreement shall be dated as of the date specified in the resolution. Notwithstanding the foregoing, unless the Committee consists solely of non-employee directors, any Option granted to an executive officer, director or 10% beneficial owner for purposes of Section 16 of the Securities Exchange Act of 1934, as amended ("Section 16 of the 1934 Act"), shall either be
(a) conditioned upon the Optionee's agreement not to sell the shares of Common Stock underlying the Option for at least six months after the date of grant or
(b) approved by the entire Board or by the stockholders of the Company.

         8. OPTION EXERCISE PRICE. The price per share to be paid by the Optionee at the time an ISO is exercised shall not be less than 100% of the Fair Market Value (as hereinafter defined) of one share of the Company's Common Stock on the date as of which the Option is granted. No ISO may be granted under the Plan to any person who, at the time of the grant, owns (within the meaning of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any parent thereof, unless the exercise price of the ISO is at least equal to 110% of Fair Market Value on the date of grant. The price per share to be paid by the Optionee at the time an NQO is exercised shall not be less than 85% of the Fair Market Value on the date as of which the NQO is granted, as determined by the Committee. For purposes of the Plan, the "Fair Market Value" of a share of the Company's Common Stock as of a given date shall be: (i) the closing price of a share of the Company's Common Stock on the principal exchange on which shares of the Company's Common Stock are then trading, if any, on the day immediately preceding that date, or, if shares were not traded on that date, then on the next preceding trading day during which a sale occurred; or (ii) if the Company's Common Stock is not traded on an exchange but is quoted on The Nasdaq National Market, The Nasdaq SmallCap Market, the Over-The-Counter Bulletin Board ("OTCBB") or a successor quotation system, the last sale price for the Common Stock on the day immediately preceding that date as reported by Nasdaq, the OTCBB or the successor quotation system or, if shares were not traded on that date, then on the next preceding trading day during which a sale occurred; or
(iii) if the Company's Common Stock is not publicly traded on an exchange and not quoted on Nasdaq or a successor quotation system, the closing representative bid price for the Common Stock on that date as determined in good faith by the Committee; or (iv) if the Company's Common Stock is not publicly traded, the fair market value established by the Committee acting in good faith. In addition, with respect to any ISO, the Fair Market Value on any given date shall be determined in a manner consistent with any regulations issued by the Secretary of the Treasury for the purpose of determining fair market value of securities subject to an ISO plan under the Code.

         9. CEILING OF ISO GRANTS. The aggregate Fair Market Value (determined at the time any ISO is granted) of the Common Stock with respect to which an Optionee's ISOs, together with incentive stock options granted under any other plan of the Company and any parent, are exercisable for the first time by such Optionee during any calendar year shall not exceed $100,000. If an Optionee holds ISOs that become first exercisable (including as a result of acceleration of exercisability under the Plan) in any one year for shares having a Fair Market Value at the date of grant in excess of $100,000, then the most recently granted of the ISOs, to the extent that they are exercisable for shares having an aggregate Fair Market Value in excess of the limit, shall be deemed to be NQOs.

         10. DURATION, EXERCISABILITY, AND TERMINATION OF OPTIONS.

                  10.1 OPTION PERIOD. The Option period shall be determined by the Committee with respect to each Option granted. In no event, however, may the Option period exceed ten years from the date on which the Option is granted, or five years in the case of a grant of an ISO to an Optionee who is a 10% stockholder on the date as of which the Option is granted as described in
Section 8.

                  10.2 EXERCISABILITY OF OPTIONS. Each Option shall be exercisable in whole or in consecutive installments, cumulative or otherwise, during its term as determined in the discretion of the Committee; provided, however, that each Option granted to an Optionee who is not an officer, director or consultant of the Company or of a Company affiliate shall provide for the right to exercise at the rate of at least 20% per year over five years from the date the Option is granted, subject to reasonable conditions such as continued employment.

                  10.3 TERMINATION OF OPTIONS DUE TO TERMINATION OF EMPLOYMENT, DISABILITY, OR DEATH OF OPTIONEE; TERMINATION FOR "CAUSE," OR RESIGNATION IN VIOLATION OF AN EMPLOYMENT AGREEMENT. All Options granted under the Plan to any Employee Optionee shall terminate and may no longer be exercised if the Employee Optionee ceases, at any time during the period between the grant of the Option and its exercise, to be an employee of the Company; provided, however, that the Committee may alter the termination date of the Option if the Optionee transfers to an affiliate of the Company or under other appropriate circumstances as determined by the Committee in its sole discretion, consistent with applicable laws, rules and regulations. Notwithstanding the foregoing, (i) if the Employee Optionee's employment with the Company terminates for any reason (other than involuntary dismissal for "cause" or voluntary resignation in violation of any agreement to remain in the employ of the Company, including, without limitation, any such agreement pursuant to Section 14), he or she may, at any time before the expiration of three months after termination or before expiration of the Option, whichever first occurs, exercise the Option (to the extent that the Option was exercisable by him or her on the date of the termination of his or her employment); (ii) if the Employee Optionee's employment terminates due to disability (as defined in Section 22(e)(3) of the Code and subject to such proof of disability as the Committee may require), the Option may be exercised by the

Employee Optionee (or by his guardian(s), or conservator(s), or other legal representative(s)) before the expiration of twelve months after termination or before expiration of the Option, whichever first occurs (to the extent that the Option was exercisable by him or her on the date of the termination of his or her employment); (iii) in the event of the death of the Employee Optionee, an Option exercisable by him or her at the date of his or her death shall be exercisable by his or her legal representative(s), legatee(s), or heir(s), or by his or her beneficiary or beneficiaries so designated by him or her, as the case may be, within twelve (12) months after his or her death or before the expiration of the Option, whichever first occurs (to the extent that the Option was exercisable by him or her on the date of his or her death); and (iv) if the Employee Optionee's employment is terminated for "cause" or in violation of any agreement to remain in the employ of the Company, including, without limitation, any such agreement pursuant to Section 14, his or her Option shall terminate immediately upon termination of employment, and the Option shall be deemed to have been forfeited by the Optionee. For purposes of the Plan, "cause" may include, without limitation, any illegal or improper conduct that (1) injures or impairs the reputation, goodwill, or business of the Company; or (2) involves the misappropriation of funds of the Company, or the misuse of data, information or documents acquired in connection with employment by the Company that results in material harm to the Company. A termination for "cause" may also include any resignation in anticipation of discharge for "cause" or resignation accepted by the Company in lieu of a formal discharge for "cause."

         11. MANNER OF OPTION EXERCISE; RIGHTS AND OBLIGATIONS OF OPTIONEES.

                  11.1 WRITTEN NOTICE OF EXERCISE. An Optionee may elect to exercise an Option in whole or in part, from time to time, subject to the terms and conditions contained in the Plan and in the agreement evidencing the Option, by giving written notice of exercise to the Company at its principal executive office.

                  11.2 CASH PAYMENT FOR OPTIONED SHARES. If an Option is exercised for cash, the exercise notice shall be accompanied by a cashier's or personal check, or money order, made payable to the Company for the full exercise price of the shares purchased.

                  11.3 STOCK SWAP FEATURE. At the time of the Option exercise, and subject to the discretion of the Committee to accept payment in cash only, the Optionee may determine whether the total purchase price of the shares to be purchased shall be paid solely in cash or by transfer from the Optionee to the Company of previously acquired shares of Common Stock, or by a combination thereof. If the Optionee elects to pay the total purchase price in whole or in part with previously acquired shares of Common Stock, the value of the shares shall be equal to their Fair Market Value on the date of exercise, determined by the Committee in the same manner used for determining Fair Market Value at the time of grant for purposes of Section 8.

                  11.4 INVESTMENT REPRESENTATION FOR NON-REGISTERED SHARES AND LEGALITY OF ISSUANCE. The receipt of shares of Common Stock upon the exercise of an Option shall be conditioned upon the Optionee (or any other person who exercises the Option on his or her behalf as permitted by Section 10.3) providing to the Committee a written representation that, at the time of such exercise, it is the intent of that person(s) to acquire the shares for investment only and not with a view toward distribution. The certificate for unregistered shares issued for investment shall be restricted by the Company as to transfer unless the Company receives an opinion of counsel satisfactory to the Company to the effect that the restriction is not necessary under then pertaining law. The providing of the representation and the restrictions on transfer shall not, however, be required upon any person's receipt of shares of Common Stock under the Plan if, at the time of grant of the Option relating to such receipt or upon receipt, whichever is the appropriate measure under applicable federal or state securities laws, the shares subject to the Option are: (i) covered by an effective and current registration statement under the Securities Act of 1933, as amended; and (ii) either qualified or exempt from qualification under applicable state securities laws. The Company shall, however, under no circumstances be required to sell or issue any shares under the Plan if, in the opinion of the Committee: (i) the issuance of the shares would constitute a violation by the Optionee or the Company of any applicable law or regulation of any governmental authority; or (ii) the consent or approval of any governmental body is necessary or desirable as a condition of, or in connection with, the issuance of the shares.

                  11.5 STOCKHOLDER RIGHTS OF OPTIONEE. Upon exercise, the Optionee (or any other person who exercises the Option on his or her behalf as permitted by Section 10.3) shall be recorded on the books of the Company as the owner of the shares, and the Company shall deliver to the record owner one or more duly issued stock certificates evidencing such ownership. No person shall have any rights as a stockholder with respect to any shares of Common Stock covered by an Option granted pursuant to the Plan until that person has become the holder of record of the shares. Except as provided in Section 13, no adjustments shall be made for cash dividends or other distributions or other rights as to which there is a record date preceding the date that person becomes the holder of record of the shares.

                  11.6 HOLDING PERIODS FOR TAX PURPOSES. The Plan does not provide that an Optionee must hold shares of Common Stock acquired under the Plan for any minimum period of time. Optionees are urged to consult with their own tax advisors with respect to the tax consequences to them of their individual participation in the Plan.

         12. SUCCESSIVE GRANTS. Successive grants of Options may be made to any Optionee under the Plan.

         13. ADJUSTMENTS.

                  (a) Except to the extent already contemplated by Section 5, if the outstanding Common Stock is hereafter increased or decreased, or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation, by reason of a recapitalization, reclassification, reorganization, merger, consolidation, share exchange, or other business combination in which the Company is the surviving parent corporation, stock split-up, combination of shares, or dividend or other distribution payable in capital stock or rights to acquire capital stock, appropriate adjustment shall be made by the Committee in the number and kind of shares for which Options may be granted under the Plan. In addition, the Committee shall make appropriate adjustment in the number and kind of shares as to which outstanding and unexercised Options shall be exercisable, to the end that the proportionate interest of the holder of the Option shall, to the extent practicable, be maintained as before the occurrence of the event. The adjustment in outstanding Options shall be made without change in the total price applicable to the unexercised portion of the Option but with a corresponding adjustment in the exercise price per share.

                  (b) Upon the dissolution or liquidation of the Company, any outstanding and unexercised Options shall terminate as of a future date to be fixed by the Committee.

                  (c) Upon a Reorganization (as hereinafter defined),

                           (i) If there is no plan or agreement with respect to
the Reorganization ("Reorganization Agreement"), or if the Reorganization Agreement does not specifically provide for the adjustment, change, conversion, or exchange of the outstanding and unexercised Options for cash or other property or securities of another corporation, then any outstanding and unexercised Options shall terminate as of a future date to be fixed by the Committee; or

                           (ii) If there is a Reorganization Agreement, and the
Reorganization Agreement specifically provides for the adjustment, change, conversion, or exchange of the outstanding and unexercised Options for cash or other property or securities of another corporation, then the Committee shall adjust the shares under the outstanding and unexercised Options, and shall adjust the shares remaining under the Plan which are then available for the issuance of Options under the Plan if the Reorganization Agreement makes specific provisions therefor, in a manner not inconsistent with the provisions of the Reorganization Agreement for the adjustment, change, conversion, or exchange of the Options and shares.

                  (d) The term "Reorganization" as used in this Section 13 means any reorganization, merger, consolidation, share exchange, or other business combination pursuant to which the Company is not the surviving parent corporation after the effective date of the Reorganization, or any sale or lease of all or substantially all of the assets of the Company. Nothing herein shall require the Company to adopt a Reorganization Agreement, or to make provision for the adjustment, change, conversion, or exchange of any Options, or the shares subject thereto, in any Reorganization Agreement that it does adopt.

                  (e) The Committee shall provide to each Optionee then holding an outstanding and unexercised Option not less than 30 calendar days' advanced written notice of any date fixed by the Committee pursuant to this Section 13 and of the terms of any Reorganization Agreement providing for the adjustment, change, conversion, or exchange of outstanding and unexercised Options. Except as the Committee may otherwise provide, each Optionee shall have the right during that period to exercise his or her Option only to the extent that the Option was exercisable on the date the notice was provided to the Optionee.

                  Any adjustment to any outstanding ISO pursuant to this Section 13, if made by reason of a transaction described in Section 424(a) of the Code, shall be made so as to conform to the requirements of that Section and the regulations thereunder. If any other transaction described in Section 424(a) of the Code affects the Common Stock subject to any unexercised ISO theretofore granted under the Plan ("old option"), the Board or the board of directors of any surviving or acquiring corporation may take such action as it deems appropriate, in conformity with the requirements of that Code Section and the regulations thereunder, to substitute a new option for the old option, in order to make the new option, as nearly as may be practicable, equivalent to the old option, or to assume the old option.

                  (f) No modification, extension, renewal, or other change in any Option granted under the Plan may be made, after the grant of the Option, without the Optionee's consent, unless it is permitted by the provisions of the Plan and the option agreement. In the case of an ISO, Optionees are hereby advised that certain changes may disqualify the ISO from being considered as such under Section 422 of the Code, or constitute a modification, extension, or renewal of the ISO under Section 424(h) of the Code.

                  (g) All adjustments and determinations under this Section 13 shall be made by the Committee in good faith in its sole discretion.

         14. CONTINUED EMPLOYMENT. As determined in the sole discretion of the Committee at the time of grant and if so stated in a writing signed by the Company, each Option may have as a condition the requirement of an Employee Optionee to remain in the employ of the Company, or of its affiliates, and to render to it his or her exclusive service, at such compensation as may be determined from time to time by it, for a period not to exceed the term of the Option, except for earlier termination of employment by or with the express written consent of the Company or on account of disability or death. The failure of any Employee Optionee to abide by this agreement as to any Option under the Plan may result in the termination of all of his or her then outstanding Options granted pursuant to the Plan. Neither the creation of the Plan nor the granting of Option(s) under it shall be deemed to create a right in an Employee Optionee to continued employment with the Company, and each such Employee Optionee shall be and shall remain subject to discharge by the Company as though the Plan had never come into existence.

         15. TAX WITHHOLDING. The exercise of any Option granted under the Plan is subject to the condition that if at any time the Company determines, in its discretion, that the satisfaction of withholding tax or other withholding liabilities under any federal, state or local law is necessary or desirable as a condition of, or in connection with, the exercise or a later lapsing of time or restrictions on or disposition of the shares of Common Stock received upon the exercise, then in that event, the exercise of the Option shall not be effective unless the withholding has been effected or obtained in a manner acceptable to the Company. When an Optionee is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with the exercise of any Option, the Optionee may, subject to the approval of the Committee, which approval shall not have been disapproved at any time after the election is made, satisfy the obligation, in whole or in part, by electing to have the Company withhold shares of Common Stock having a value equal to the amount required to be withheld. The value of the Common Stock withheld pursuant to the election shall be determined by the Committee, in accordance with the criteria set forth in Section 8, with reference to the date the amount of tax to be withheld is determined. The Optionee shall pay to the Company in cash any amount required to be withheld that would otherwise result in the withholding of a fractional share. The election by an Optionee who is an officer of the Company within the meaning of Section 16 of the 1934 Act, to be effective, must meet all of the requirements of Section 16 of the 1934 Act.

         16. TERM OF PLAN.

                  16.1 EFFECTIVE DATE. Subject to stockholder approval, the Plan was adopted by the Board as of September 30, 2003. The Board intends to obtain stockholder approval for the Plan at the Company's 2003 annual meeting of stockholders.

                  16.2 TERMINATION DATE. Except as to Options granted and outstanding under the Plan prior to that time, the Plan shall terminate at midnight on September 30, 2013, and no Option shall be granted after that time. Options then outstanding may continue to be exercised in accordance with their terms. The Plan may be suspended or terminated at any earlier time by the Board within the limitations set forth in Section 4.

         17. NON-EXCLUSIVITY OF THE PLAN. Nothing contained in the Plan is intended to amend, modify, or rescind any previously approved compensation plans, programs or options entered into by the Company. This Plan shall be construed to be in addition to and independent of any and all other arrangements. Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power or authority of the Board to adopt, with or without stockholder approval, such additional or other compensation arrangements as the Board may from time to time deem desirable.

         18. GOVERNING LAW. The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders under the Plan. All other questions and obligations under the Plan shall be construed and enforced in accordance with the internal laws of the State of California, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California. In any action, dispute, litigation or other proceeding concerning the Plan (including arbitration), exclusive jurisdiction shall be with the courts of California, with the County of Orange being the sole venue for the bringing of the action or proceeding.

         19. INFORMATION TO OPTIONEES. Optionees under the Plan who do not otherwise have access to financial statements of the Company will receive the Company's financial statements at least annually.

         20. TRANSFERABILITY OF OPTIONS. Options granted under the Plan are nontransferable other than by will, by the laws of descent and distribution, by instrument to an inter vivos or testamentary trust in which the Options are to be passed to beneficiaries upon the death of the trustor (settlor), or by gift to immediate family. The term "immediate family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, and also includes adoptive relationships.

                       ANNUAL MEETING OF STOCKHOLDERS OF

                                  NETGURU, INC.

                               NOVEMBER 13, 2003

                           Please date, sign and mail
                             your proxy card in the
                           envelope provided as soon
                                  as possible.

     Please detach along perforated line and mail in the envelope provided.
--------------------------------------------------------------------------------

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" FOR THE ELECTION OF
                     DIRECTORS AND "FOR" PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR
                   VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]
--------------------------------------------------------------------------------
1. To elect five directors as follows:

                              NOMINEES:
[ ] FOR ALL NOMINEES          O Amrit K. Das
                              O Jyoti Chatterjee
[ ] WITHHOLD AUTHORITY        O Benedict A. Eazzetta
    FOR ALL NOMINEES          O D. Dean McCormick III
                              O Stanley W. Corbett
[ ] FOR ALL EXCEPT
    (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here:[X]
--------------------------------------------------------------------------------

2. To consider and vote upon a proposal to ratify and approve the Company's 2003 Stock Option Plan.

          [ ] FOR        [ ] AGAINST         [ ] ABSTAIN

3. To consider and vote upon a proposal to ratify the appointment of KPMG LLP, independent auditors, to audit the consolidated financial statements of the Company for the fiscal year beginning April 1, 2003.

          [ ] FOR        [ ] AGAINST         [ ] ABSTAIN

IF NO DIRECTION IS PROVIDED, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS.

--------------------------------------------------------------------------------
To change the address on your account, please check the box at right and    [ ]
indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

--------------------------------------------------------------------------------
Signature of Stockholder ______________________________  Date: _________________
Signature of Stockholder ______________________________  Date: _________________

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

                                 NETGURU, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned stockholder of netGuru, Inc. ("Company") hereby constitutes and appoints Amrit K. Das and Jyoti Chatterjee, and either of them individually, with the power to appoint his substitution, as attorney, agent and proxy, to appear, attend and vote all of the shares of common stock of the Company standing in the name of the undersigned on the record date at the 2003 Annual Meeting of Stockholders of the Company to be held at the Company's offices located at 22700 Savi Ranch Parkway, Yorba Linda, California 92887, on November 13, 2003, at 10:00 a.m. local time, and at any adjournments and postponements thereof, upon the proposals listed on the reverse side and in the discretion of the proxy holder on such other business as may properly come before the meeting, or any adjournments or postponements thereof.

                (Continued and to be signed on the reverse side)